EXHIBIT 4.3

Titan International, Inc.

And Each of the Guarantors Party Hereto

6.875% SENIOR SECURED NOTES DUE 2020

_________________________

First Supplemental Indenture

Dated as of November 20, 2017
_________________________

to

Indenture

Dated as of October 7, 2013

_________________________

U.S. Bank National Association

As Trustee

and

U.S. Bank National Association

As Collateral Trustee

FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of November 20, 2017, among TITAN INTERNATIONAL, INC., a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”), under the indenture dated as of October 7, 2013 (the “Indenture”) providing for the Company’s 6.875% Senior Secured Notes due 2020 (the “Notes”).

W I T N E S S E T H:

WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee may amend or supplement the Indenture; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Indenture in accordance with its terms have been done;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Effectiveness of First Supplemental Indenture.  The amendments set forth in this First Supplemental Indenture shall become effective as of the date hereof.

Section 2. Amendments to Indenture.

(a)    Section 4.03 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.03.    [INTENTIONALLY OMITTED].

      (b)     Section 4.04 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.04.    [INTENTIONALLY OMITTED].

(c)    Section 4.05 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.05.    [INTENTIONALLY OMITTED].

(d)    Section 4.06 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.06.    [INTENTIONALLY OMITTED].

(e)    Section 4.07 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.07.    [INTENTIONALLY OMITTED].

(f)    Section 4.08 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.08.    [INTENTIONALLY OMITTED].

(g)    Section 4.09 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.09    [INTENTIONALLY OMITTED].

(h)    Section 4.11 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.11.    [INTENTIONALLY OMITTED].

(i)     Section 4.12 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.12.    [INTENTIONALLY OMITTED].

(j)     Section 4.13 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.13.    [INTENTIONALLY OMITTED].

(k)     Section 4.14 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.14.    [INTENTIONALLY OMITTED].

(l)     Section 4.16 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.16.    [INTENTIONALLY OMITTED].

(m)    Section 4.18 of the Indenture shall be deleted in its entirety and replaced by the following:

Section 4.18.    [INTENTIONALLY OMITTED].

(n) Clause (4) Section 5.01 of the Indenture shall be deleted in its entirety and replaced by the following:

(4)    [INTENTIONALLY OMITTED]

(o)    Clauses (3), (5) and (6) of Section 6.01 of the Indenture shall be deleted in their entirety and replaced with the following:

(3)    failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.15 or 5.01 of this Indenture;

(5)    [INTENTIONALLY OMITTED]

(6)    [INTENTIONALLY OMITTED]

(p)    Any definitions used exclusively in the provisions of the Indenture that are deleted pursuant to this Section 2, any definitions used exclusively within such definitions, and any corresponding provisions in the Notes, are hereby deleted in their entirety from the Indenture and the Notes, as applicable, and all references in the Indenture and the Notes, as applicable, to any sections or clauses set forth above in this Section 2, any and all obligations thereunder and any Event of Default related solely to such sections and clauses, are hereby deleted throughout the Indenture.

Section 3. Waiver.  Subject to the Company’s performance of its obligation under Section 9.02 of the Indenture to notify Holders of the effectiveness of this First Supplemental Indenture, all Defaults and Events of Default that may exist under the Indenture on the date hereof are hereby waived.

Section 4. Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE INDENTURE AS AMENDED HEREBY.

Section 5. Terms Defined.  Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture, as amended hereby.

Section 6. Counterparts.  This First Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 7. Severability Clause.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8. Ratification, Confirmation and Preservation of Indenture.  Except as expressly amended and supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Notes and this First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors, the Trustee and the Collateral Trustee, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and the Company, the Guarantors, the Trustee, the Collateral Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 9. Indenture and First Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together for all purposes.

Section 10. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

* * *

IN WITNESS WHEREOF, the undersigned have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

TITAN INTERNATIONAL, INC.
By: /s/PAUL G. REITZ
Name: Paul G. Reitz
Title: President and Chief Executive Officer

GUARANTORS:

TITAN WHEEL CORPORATION OF ILLINOIS
TITAN TIRE CORPORATION
TITAN TIRE CORPORATION OF BRYAN
TITAN TIRE CORPORATION OF FREEPORT

By: /s/PAUL G. REITZ
Name: Paul G. Reitz
Title: President and Chief Executive Office

Signature Page to First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ T. SCOTT FESLER
Name: T. Scott Fesler
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee
By: /s/ T. SCOTT FESLER
Name: T. Scott Fesler
Title: Vice President

Signature Page to First Supplemental Indenture